Exhibit 10.4

Summary of Compensation Arrangement between Agilent and James G. Cullen, Chairman

Effective March 1, 2005, James G. Cullen was elected Non-Executive Chairman of the Board of Directors of Agilent, for which he receives an annual cash retainer of $260,000 that is deferrable into Agilent common stock, plus $75,000 value in the form of a stock option. Agilent requires that each director own a minimum of 5,000 shares of Agilent common stock. This ownership level must be attained by the later of five years from the date they were first elected to their positions as directors or the end of fiscal year 2007.